Exhibit 10.1

AMENDMENT NO. 2
to the
2011 STOCK INCENTIVE PLAN
of
ASHFORD HOSPITALITY TRUST, INC.

August 2, 2016

This Amendment No. 2 (this “Amendment”) to the 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Company”) is hereby adopted by the Board of Directors of the Company (the “Board”), effective as of the date first referenced above.

WHEREAS, the 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Original Plan”) was authorized and approved by the stockholders of the Company and adopted for and on behalf of the Company by the Board in May 2011;

WHEREAS, the Original Plan was amended by Amendment No.1 by at the Annual Meeting of Stockholders on May 13, 2014 (as so amended, the “Plan”);

WHEREAS, pursuant to Article 1.4 of the Plan, the Board may amend the Plan unless such amendment constitutes a “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange); and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Plan (1) to require officers and directors to hold 50% of any award granted pursuant to the Plan until such time that his or her applicable ownership guideline is met, and (2) to establish a minimum vesting period for stock options and the stock appreciation rights, neither of which constitutes a “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange).

NOW, THEREFORE, BE IT RESOLVED,

1.              Article 2.3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted; provided however, each option granted pursuant to the Plan shall have a vesting period of not less than 12 months before any Option shall vest.

2.              Article 6.1(d) of the Plan is hereby amended and restated in its entirety to read as follows:

(d) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right; provided, however, each Stock Appreciation Right granted pursuant to the Plan shall have a vesting period of not less than 12 months before any Stock Appreciation Right shall vest.

3.              A new Article 10.8 of the Plan is hereby added to read in its entirety as follows:

10.8 Stock Ownership Requirement. Notwithstanding any provision of the Plan or the terms of any Awards, The Chief Executive Officer should hold an amount of common stock having a value in excess of six times his annual base salary. The president should hold an amount of common stock having a value in excess of four times his annual base salary, and each other Covered Employee is required to hold an amount of common stock having a value in excess of three times his annual base salary. Covered Employees will be expected to achieve compliance with this guideline within three years after being elected or appointed, as applicable. In determining compliance with these guidelines, in addition to shares of common stock held by the individual, all units in the Company’s operating partnership (including vested or unvested long-term incentive partnership units) and vested and unvested shares of restricted stock, as well as any shares that the Company may be obligated to issue to the individual pursuant to the terms of any deferred compensation plans maintained by the Company, shall be counted on a one-for-one basis with shares of common stock.

4.              Except as modified herein, all terms and conditions of the Plan shall remain in full force and effect.

5.              This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to conflicts of law.

6.              If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.